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                                                                    Exhibit 23.4

                        CONSENT OF INDENPENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Mattson Technology, Inc. of our report dated February 9, 1999 relating to the financial statements of Mattson Technology, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Mattson Selected Historical Financial Information" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, CA
September 21, 2000